EXHIBIT 99.4

TERMS OF PERFORMANCE CASH (“P CASH”) AWARD

PURSUANT TO THE

ILLINOIS TOOL WORKS INC. 2015 LONG-TERM INCENTIVE PLAN (THE “PLAN”)

(a)
Except as otherwise provided in this P CASH agreement or the Plan, no portion of the P CASH award will vest prior to three years from [GRANT DATE] (the “Grant Date”). On [VESTING DATE] (the “Vesting Date”), the P CASH award will become vested to the extent of the performance achievement level certified by the Compensation Committee. Subject to paragraph (g) below, you will receive a cash award on the Vesting Date according to the level of achievement of the performance goals and payout scale established for this grant. A payment will be considered to be paid on the Vesting Date if it is paid within 60 days after the Vesting Date; provided, however, that the Compensation Committee has certified the level of achievement of the performance goal prior to the actual payment date.

(b)	Your rights under this P CASH agreement may not be assigned or transferred other than as permitted by the Plan.

(c)
If, prior to the Vesting Date, your employment with the Company and its Subsidiaries and Affiliates (the “Company Group”) terminates by reason of death or Disability, your P CASH grant shall become vested on the Vesting Date to the full extent of the performance achievement level certified by the Compensation Committee. For purposes of this P CASH agreement, the term “disability” shall have the meaning set forth in the Plan; provided that if no such definition is contained in the Plan, the term “Disability” means permanent and total disability which is expected to prevent you from engaging in any substantial gainful activity for any prolonged period of time, as determined by the Company in its sole discretion.

(d)
If you retire prior to the Vesting Date, your P CASH grant will become pro-rata vested on the Vesting Date for the portion of the vesting period that you were employed and based on the performance achievement level certified by the Compensation Committee. For purposes of this P CASH agreement, retirement is defined as termination of employment with the Company Group at such time as: (i) the combination of your age and years of service is 70 or more, and (ii) you have reached age 55 or more with 5 or more years of service. The vesting provisions in this paragraph (d) are subject to your execution of a restrictive covenant within 30 days after your retirement date, but in no event later than the actual payment date under paragraph (a), if requested by any member of the Company Group.

(e)	Except as provided in paragraph (d), if your employment terminates for any reason other than death or Disability prior to the Vesting Date, you will forfeit your P CASH grant.

(f)
Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, in its sole discretion, deem this P CASH grant, whether vested or unvested, to be immediately forfeited if you compete with the Company Group, engage in gross misconduct or conduct that is against the business interests of the Company Group, or you divulge confidential information about the Company Group to other persons.

(g)
The P CASH grant is subject to the terms of the Plan. Any inconsistencies shall be resolved in favor of the Plan. Capitalized terms used but not otherwise defined in this P CASH agreement shall have the meanings ascribed to them in the Plan.

(h)
This P CASH agreement and the provisions of the Plan are governed by, and subject to the laws of the State of Illinois, United States of America, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises under this grant or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois, agree that such litigation shall be conducted in the courts of Cook County,

Illinois, or the federal courts for the United States for the Northern District of Illinois, where this grant is made and/or to be performed.

(i)	The P CASH grant is intended to be exempt from or compliant with Code Section 409A, and shall be interpreted, construed and operated to reflect this intent.

(j)
You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Employer in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Employer as a result of your participation in the Plan (“Tax-Related Items”) is and remains your responsibility and may exceed the amount withheld (if any) by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the P CASH grant, including, but not limited to, the grant, vesting or payment of the P CASH grant; and (2) do not commit to and are under no obligation to structure the terms of the P CASH grant or any aspect of the P CASH grant to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from your wages or other cash compensation paid to you by the Company, its Affiliates or Subsidiaries and/or the Employer; or (2) withholding from the cash payment upon vesting of the P CASH grant.
Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.

(k)
The provisions of this P CASH agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(l)
The P CASH grant is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

(m)
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(n)
The Company reserves the right to impose other requirements on your participation in the Plan, on the P CASH grant and on the cash payment, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(o)
Notwithstanding any provisions in this P CASH agreement, the P CASH grant shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B. Moreover, if you relocate outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendix A and B, as applicable, will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendices A and B constitute part of this P CASH agreement.

APPENDIX A
GENERAL TERMS AND CONDITIONS
FOR PARTICIPANTS OUTSIDE THE UNITED STATES

(a)	Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:

(i)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(ii)
the P CASH grant is exceptional, discretionary, voluntary and occasional and does not create any contractual or other right to receive future P CASH grants, or benefits in lieu of P CASH grants, even if P CASH grants have been made in the past;

(iii)	all decisions with respect to future P CASH grants, if any, will be at the sole discretion of the Company;

(iv)
your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;

(v)	you are voluntarily participating in the Plan;

(vi)
the P CASH grant and the cash award subject to the P CASH grant, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Employer, and are outside the scope of your employment or service contract, if any;

(vii)	the P CASH grant and the cash award subject to the P CASH grant, and the income from and value of same, are not intended to replace any pension rights or compensation;

(viii)
the P CASH grant and the cash award subject to the P CASH grant, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

(ix)
unless otherwise agreed with the Company, the P CASH grant and the cash award subject to the P CASH grant, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary or Affiliate;

(x)	the P CASH grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary or Affiliate;

(xi)
no claim or entitlement to compensation or damages shall arise from forfeiture of the P CASH grant resulting from termination of your employment or other service relationship by the Company or the Employer (for any reason whatsoever, and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the P CASH grant to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Employer and you irrevocably waive your ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(xii)
unless otherwise provided in the P CASH agreement, in the event of termination of your employment or other service relationship (for any reason whatsoever, whether or not in breach of local labor laws and whether or not later found to be invalid), your right to vest in the P CASH grant under the Plan, if any, will terminate effective as of the date that you are no longer actively employed or rendering services and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when you are no longer actively employed or rendering services for purposes of your P CASH grant (including whether you may still be considered to be providing services while on a leave of absence); and

(xiii)
the Company Group shall not be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the cash award or of any amounts due to you at payout of the P CASH grant.

(b)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

(c)
Data Privacy. You hereby voluntarily consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this P CASH agreement and any other P CASH grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all P CASH grants and any entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to Fidelity Stock Plan Services (“Fidelity”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, request access to Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant P CASH or equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

(d)
Language. If you have received this P CASH agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

(e)
Retirement. Notwithstanding paragraph (d) of the P CASH agreement, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment applicable to the P CASH grant pursuant to paragraph (d) being deemed unlawful and/or discriminatory, then the Company will not apply the favorable treatment at the time of your retirement, and the P CASH grant will be treated as set forth in paragraph (e) of the P CASH agreement.

(f)
Waiver. You acknowledge that a waiver by the Company of a breach of any provision of this P CASH agreement shall not operate or be construed as a waiver of any other provision of this P CASH agreement, or of any subsequent breach by you or any other Participant.

(g)
Foreign Asset/Account Reporting; Exchange Controls. Your country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect your ability to acquire or hold cash received from participating in the Plan in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate funds received as a result of your participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and you should consult your personal legal advisor for any details.

APPENDIX B
COUNTRY-SPECIFIC TERMS AND CONDITIONS
FOR PARTICIPANTS OUTSIDE THE UNITED STATES

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan and/or the P CASH agreement (including Appendix A).
Terms and Conditions
This Appendix B includes special terms and conditions applicable to your P CASH grant if you reside and/or work in any of the countries covered by this Appendix B. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions set forth in the P CASH agreement (including Appendix A).

If you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transferred or transfer residency or employment after the P CASH award was granted or are considered a resident of another country for local law purposes, the Company shall have the sole discretion to determine to what extent the terms and conditions shall apply to you under these circumstances.

Notifications
This Appendix B also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities, and other laws in effect in the countries to which this Appendix B refers as of January 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of participating in the Plan because the information may be out of date at the time your P CASH grant vests or you receive cash under the Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transferred or transfer residency or employment after the P CASH grant is made or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you in the same manner.

AUSTRALIA

There are no country-specific provisions.

CHINA
Terms and Conditions
Settlement of P CASH Grant. Upon vesting of this P CASH grant, payment of the cash award will be made by the Employer and will be paid to you in local currency through your local payroll. The cash payment will be subject to all applicable tax withholding and reporting. To convert the payment amount from US dollars into local currency, the Company will use an exchange rate determined pursuant to the Company’s financial policies in effect on the payment date. Depending on the development of exchange control or other applicable laws in China, the Company, at its discretion, may determine that other payment methods may be used.

Exchange Control Requirements. You agree to comply with any requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically monthly to the Germany Federal Bank. In the event that you make or receive a payment in excess of this amount, you are responsible for obtaining the appropriate form from the remitting bank and complying with applicable reporting requirements.
SPAIN
Terms and Conditions
No Entitlement for Claims or Compensation. By accepting the P CASH grant, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand and agree that, as a condition of the P CASH grant, your termination of employment for any reason other than death, disability or retirement (including for the reasons listed below) will automatically result in the forfeiture of any P CASH grants that were not vested on the date of your termination.

In particular, you understand and agree that, unless otherwise provided in the P CASH agreement, the P CASH grant will be forfeited without entitlement to any cash payment as indemnification in the event of a termination of your employment prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant P CASH awards under the Plan to individuals who may be employees of the Company Group. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company on an ongoing basis, other than as expressly set forth in the P CASH agreement. Consequently, you understand that the P CASH awards are granted on the assumption and condition that the P CASH grant and the cash award subject to the P CASH grant shall not become a part of any employment or service contract and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the P CASH award would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of P CASH shall be null and void.
Notifications
In addition, Spanish residents are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (including shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or shares made to a Spanish resident pursuant to the Plan) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, the Spanish resident generally will be required to report all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, the resident only will be required to report on an annual basis

(by January 20 of each year); however, if the balances in the Spanish resident’s foreign accounts together with the value of his or her foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, more frequent reporting will be required. If neither the total balances nor total transactions with non-residents during the relevant period exceeds €50,000, a summarized form declaration may be used.
Foreign Asset/Account Reporting Information. Spanish residents must report assets or rights deposited or held outside of Spain (e.g., cash or shares held in a bank or brokerage account) to the Spanish tax authorities on their annual tax return. This reporting obligation is based on the value of those rights and assets as of December 31 and has a threshold of €50,000 per type of asset (bank account, shares, real estate, etc.). After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than €20,000 or if ownership of such asset or right is transferred or relinquished during the year.
UNITED KINGDOM
Terms and Conditions
Tax and National Insurance Contributions Acknowledgment. The following provisions supplement paragraph (j) of the P CASH agreement:
Without limitation to Section (j), you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  You also hereby agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold on your behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).